   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 15, 1999


                         REGISTRATION NO. 333-__________
 -------------------------------------------------------------------------------
 -------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            ------------------------

                             BIZNESSONLINE.COM, INC.
             (Exact name of registrant as specified in its charter)
                         ------------------------------


           DELAWARE                          7375                06-1519132
(State or other jurisdiction of (Primary Standard Industrial (I.R.S. Employer incorporation or organization) Classification Code Number) Identification No.)

                                  1720 ROUTE 34
                                  P.O. BOX 1347
                             WALL, NEW JERSEY 07719
                                 (732) 280-6408
                              (732) 280-6409 (FAX)
   (Address and telephone number of principal executive offices and principal place
              of business including zip code and telephone number)

                            ------------------------

                BIZNESSONLINE.COM, INC. 1999 STOCK INCENTIVE PLAN
     BIZNESSONLINE.COM, INC. 1999 NON-EMPLOYEE DIRECTOR STOCK INCENTIVE PLAN
                             (Full titles of Plans)
                            ------------------------

                                  MARK E. MUNRO
                 CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             BIZNESSONLINE.COM, INC.
                                  1720 ROUTE 34
                                  P.O. BOX 1347
                             WALL, NEW JERSEY 07719
                                 (732) 280-6408
                              (732) 280-6409 (FAX)
 (Name, address and telephone number, including area code, of agent for service)
                            ------------------------

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------
TITLE OF SECURITIES         AMOUNT           PROPOSED MAXIMUM          PROPOSED MAXIMUM             AMOUNT
  TO BE REGISTERED           TO BE           OFFERING PRICE           AGGREGATE OFFERING              OF
                           REGISTERED            PER SHARE                   PRICE                REGISTRATION
                                                                                                       FEE
-----------------------------------------------------------------------------------------------------------------
1999 Stock Incentive Plan
    Options                   500,000                N/A                         N/A                      N/A
    Common Stock,
    (par value $.01)          129,825(1)          $6.94(2)                    $900,986                  $250.47
                                                 ----------                  -----------            -----------
                              370,175(1)         $10.30(3)                   $3,811,090               $1,059.48
-----------------------------------------------------------------------------------------------------------------
1999 Non-Employee Director Stock Incentive Plan
    Options                  50,000                  N/A                        N/A                       N/A
    Common Stock,
    (par value $.01)         27,500(1)            $6.94(2)                    $190,850                   $53.06
                                                 ----------                  -----------            -----------
                             22,500(1)           $10.00(3)                    $225,000                   $62.55
----------------------------------------------------------------------------------------------------------------

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1999 Stock Incentive Plan and the 1999 Non-Employee Director Stock Incentive Plan because of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of BiznessOnline.com, Inc.

(2) Estimated pursuant to Rule 457(c) and (h) solely for purposes of calculating the amount of registration fee, based on the average of the high and low prices per share of the Common Stock of the BiznessOnline.com, Inc. on October 14, 1999 as reported on the NASDAQ National Market.

(3) Represents certain shares subject to options outstanding as of October 14, 1999, and the weighted average per share exercise price therefor, pursuant to Rule 457 (h)(1).

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


         The documents containing the information specified in Part I will be sent or given to participants in the BiznessOnline.com, Inc. 1999 Stock Incentive Plan and the 1999 Non-Employee Director Stock Incentive Plan (collectively, the "Plans") as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY PREFERENCE

         BiznessOnline.com, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed by it with the Commission:

          (a) The Registrant's Prospectus dated and filed on May 12, 1999 pursuant to Rule 424(b) under the Securities Act.

          (b) The Registrant's Form 10-Q filed on June 25, 1999 for the quarter ended March 31, 1999, and the Registrant's Form 10-Q filed on August 13, 1999 for the quarter ended June 30, 1999.

          (c) The description of the Registrant's common stock, par value $.01 per share ("Common Stock"), contained in the Registrant's Registration Statement No. 000-25957 on Form 8-A12G filed on May 4, 1999.

         In addition, all documents and reports filed by the Registrant subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superceded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Michael F. Sweeney (the Registrant's Assistant Secretary) and Robert M. Duffy, both partners in the law firm of Duffy & Sweeney, LLP, counsel to the Registrant, are partners in a general partnership which owns 62,944 shares of the Registrant's Common Stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law (the "DGCL") allows a Delaware corporation to indemnify its present and former directors and officers and other persons under certain conditions. Article Twelfth of the Registrant's Certificate of Incorporation provides that each director and officer of the Registrant made a party to or otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter, a "proceeding"), by reason of the fact that such person is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including services with respect to employee benefit plans), shall be indemnified and held harmless by the Registrant to the fullest extent authorized by the DGCL against all expense, liability and loss reasonably incurred by such person, PROVIDED, HOWEVER, that the Registrant shall indemnify such person in any proceeding initiated by such person only if such proceeding was authorized by the Directors of the Registrant. The right of indemnification described herein includes the right to be paid expenses incurred in defending any proceeding in advance of its final disposition, provided that such person, if required by the DGCL, undertakes to repay all amounts advanced if it shall be ultimately determined that such director or officer is not entitled to be indemnified under Article Twelfth or otherwise. The effect of these provisions is to require the Registrant to the extent permitted by law to indemnify the directors and officers of the Registrant for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Registrant, and with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. These provisions may be sufficiently broad to permit indemnification of the Registrant's directors and officers for liabilities arising under the Securities Act.

         Section 102(b)(7) of the DGCL allows a Delaware corporation to adopt a charter provision eliminating or limiting the personal liability of directors to the corporation or its stockholders for breach of fiduciary duty as directors, provided that such provision may not eliminate or limit the liability of directors for:

         - any breach of the director's duty of loyalty to the corporation or its stockholders;
         - any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
         - any payment of a dividend or approval of a stock purchase that is illegal under Section 174 of the DGCL; or
         - any transaction from which the director derived an improper personal benefit.

         Article Twelfth of the Registrant's Certificate of Incorporation states that to the maximum extent permitted by Section 102(b)(7) of the DGCL, the Registrant's directors shall not be personally liable to the corporation or its stockholders for monetary damages resulting from such director's breach of fiduciary duty as a director, except for liability involving one of the four exceptions described above. In addition, the Registrant's Certificate of Incorporation provides that if the DGCL is amended to authorize the further limitation or elimination of the liability of a director, then the liability of the directors shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

         Section 145 of the DGCL allows a corporation to obtain insurance on behalf of its directors and officers against liabilities incurred by them in those capacities. Article Twelfth of the Registrant's Certificate of Incorporation provides that the corporation may maintain insurance to protect the corporation and its directors and officers against expenses, liabilities and losses whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL. The Registrant has procured a directors' and officers' liability and company reimbursement liability insurance policy that will (a) insure directors and officers against losses (above a deductible amount) arising from certain claims made against them by reason of certain acts done or attempted by such directors or officers and
(b) insure the corporation against losses (above a deductible amount) arising from any such claims, but only if the corporation is required or permitted to indemnify such directors or officers for such losses under statutory or common law or under provisions of its Certificate of Incorporation or By-Laws.

         Reference is also made to Section 7 of the Underwriting Agreement relating to the Registrant's initial public offering, effected pursuant to a Registration Statement on Form SB-2 (file no. 333-73067), which provides for the indemnification of officers, directors and controlling persons of the Registrant against certain liabilities.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

Exhibit
NUMBER   DESCRIPTION

4 Instrument Defining Rights of Stockholders. Reference is made to the Registrant's Registration Statement No. 000-25957 on Form 8-A12G, together with all amendments thereto, which is incorporated herein by reference pursuant to Item 3(b) of this Registration Statement.

5        Opinion of Duffy & Sweeney, LLP

23.1     Consent of KPMG LLP, Independent Auditors

23.2 Consent of Duffy & Sweeney, LLP (included in Exhibit 5 to this Registration Statement)

24       Power of Attorney (included on signature page of the Registration
         Statement)


ITEM 9.  UNDERTAKINGS

         The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (b) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more that a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (c) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                    provided, however, that paragraphs 1(a) and 1(b) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed by the Registrant pursuant to
                    Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment to this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to existing provisions or arrangements whereby the Registrant may indemnify a director, officer or controlling person of the Registrant against liabilities arising under the Securities Act, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Wall, New Jersey, on this 14th day of October, 1999.


                          BiznessOnline.com, Inc.

                          By       /s/Mark E. Munro
                             ----------------------------------------
                                Mark E. Munro
                                Chairman of the Board, President and
                                Chief Executive Officer



                          By       /s/Daniel J. Sullivan
                             ----------------------------------------
                                Daniel J. Sullivan
                                Vice President, Chief Financial Officer and
                                Principal Accounting Officer

                                POWER OF ATTORNEY

         KNOW ALL YE MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark E. Munro and Daniel J. Sullivan, and either of them, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any or all amendments to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in -fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and date indicated:

NAME                                     POSITION                                    DATE
----                                     --------                                    ----



/s/ S. Keith London              Executive Vice President and Director               October 14, 1999
---------------------------
S. Keith London

/s/ Robert A. Byrne              Director                                            October 14, 1999
---------------------------
Robert A. Byrne

/s/ David Conboy                 Director                                            October 14, 1999
---------------------------
David Conboy

/s/ John B. Fraser               Director                                            October 14, 1999
----------------------------
John B. Fraser

/s/ Joseph Luciano               Director                                            October 14, 1999
----------------------------
Joseph Luciano

                                  EXHIBIT INDEX

Exhibit
Number            Description
------            -----------

4      Instrument Defining Rights of Stockholders. Reference is made to the
       Registrant's Registration Statement No. 000-25957 on Form 8-A12G, together with all amendments thereto, which is incorporated herein by reference pursuant to Item 3(b) of this Registration Statement.

5      Opinion of Duffy & Sweeney, LLP

23.1   Consent of KPMG LLP, Independent Auditors

23.2   Consent of Duffy & Sweeney, LLP (included in Exhibit 5 to this Registration Statement)

24     Power of Attorney (included on signature page of the Registration Statement)